EXHIBIT 99
PRESS RELEASE

GE Reports 1Q’12 Operating EPS of $0.34, +3% (+17% excluding 1Q’11 one-time items)
Industrial Segment Revenues of $23.7B, +14%; Organic Growth +11%
Infrastructure Orders +20%; Industrial Segment Profit +10%
Industrial CFOA of $2.1B, +22%

1Q 2012 Highlights

•	Eighth consecutive quarter of strong operating earnings growth
✓	1Q Operating EPS of $0.34, up 3%; up 17% excluding one-time items
✓	1Q Continuing EPS of $0.31, flat vs. prior year
✓	Revenues of $35.2 billion for the quarter, Industrial segment revenues of $23.7 billion, up 14%
•	Leading indicators remain positive
✓	Record first quarter Infrastructure orders of $23.1 billion, up 20%; Equipment up 29%; Services up 11%
✓	Organic orders up 14%
✓	Industrial segment orders in growth markets up 21%
•	GE Capital earned $1.8 billion (flat vs. 2011), up 27% excluding 1Q’11 Garanti sale impact
✓	Real Estate returns to profitability
✓	GECC Tier 1 Common Ratio of 10.4%
•	On track to deliver double-digit earnings growth in Industrial segments and GE Capital for 2012

FAIRFIELD, Conn. – April 20, 2012 – GE [NYSE: GE] announced today first-quarter 2012 Operating Earnings of $3.6 billion, or $0.34 per share, up 1% and 3% respectively from the first-quarter of 2011.  Operating EPS was up 17% excluding one-time items.  GAAP earnings from continuing operations (attributable to GE) were $3.3 billion, down 4%, or $0.31 per share, flat from the prior year quarter.  Revenues were $35.2 billion for the quarter, down 8% reflecting the non-repeat of the NBCU and Garanti sales in 1Q ’11 and lower ENI at GE Capital.  Industrial segment revenue grew by 14%.  The strength of GE’s portfolio was underscored by record first quarter Infrastructure orders of $23.1 billion, up 20%.  The company is executing well and is on track to deliver double-digit earnings growth in 2012 for both Industrial businesses and GE Capital.

“We have previously communicated two significant catalysts for investors: double-digit Industrial earnings growth and the return of the GE Capital dividend to the parent," said GE Chairman and CEO Jeff Immelt. "Today’s results demonstrate that we are achieving Industrial growth and GE Capital continues to grow stronger. This quarter we witnessed broad-based strength in orders across all our Infrastructure businesses and in both equipment and services. We see encouraging leading indicators driven by global growth.  Our strategy to invest in technology and global growth platforms continues to produce results with 11% organic Industrial segment revenue growth and 10% Industrial segment profit growth in the first quarter.”

GE Capital’s first quarter earnings were $1.8 billion, flat from last year, but up 27% excluding the 1Q’11 Garanti sale impact.   The company believes that GE Capital’s strong business performance should

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continue for the year.  Margins on new business continue to be attractive, with overall portfolio margins increasing.  Real Estate turned its first profit since 3Q 2008.  GECC’s Tier One common ratio of 10.4% has never been stronger.  GE Capital’s solid liquidity position and earnings power remain a source of strength.

Infrastructure orders were a record high for the first quarter at $23.1 billion, up 20% from the prior year.  Organic orders grew 14% in the first quarter, marking the eighth consecutive quarter of positive growth.  Industrial growth market orders were up 21%.  All businesses grew equipment orders at double-digit rates for the quarter. Orders for the quarter included:  South Africa’s Transnet ordered 43 new Model C30ACi locomotives, bringing the total number of GE locomotives ordered to 143 since December 2009. GE Oil & Gas received orders of $1 billion to supply a wide range of equipment and services for the Ichthys liquefied natural gas (LNG) project in Australia.  Also, GE received commitments for GEnx-1B engines from Kenya Airways valued at $380 million.  Yesterday, GE announced a key strategic commitment from Qantas Group involving the selection of the LEAP (CFM) engine to power 78 A320 aircraft valued at $2 billion.  The GE joint venture with Snecma has secured orders and commitments for more than 3,500 LEAP engines in the past year.

Total revenues for the quarter were $35.2 billion, up 4% excluding the impact of NBCU.  GE’s first-quarter Industrial segment revenues were $23.7 billion, up 14%.  Industrial segment organic revenue was up 11% for the quarter.  Industrial growth market revenues were up 14%, driven by double-digit growth in Australia, Canada, China, Russia, Latin America, and Sub-Saharan Africa.  The U.S. was also strong with Industrial segment revenues up 17%.

Industrial segment profit was up 10% to $3.3 billion and segment operating profit margins showed improvement in Healthcare and Transportation in the first quarter. While margins were down in total in the quarter, we expect them to increase 50 basis points over the total year as businesses continue to implement productivity projects and recognize value gap improvements.  In addition, pricing on new orders was up 50 basis points in total with higher prices in 4 out of 5 businesses.  Cash generated from Industrial operating activities was up 22% at $2.1 billion.   At the end of the first quarter, GE had $84 billion of consolidated-cash and cash equivalents.

Immelt concluded, “We had a strong performance to kick off the year and the leading indicators support our 2012 framework.  Industrial segment profit grew.  We are positioned for double digit growth and our Industrial cash plan remains solid.  We expect to return excess cash from GE Capital over the course of 2012, subject to review by the Federal Reserve.  Capital allocation will be balanced and investor friendly.  We are prepared for a variety of global outcomes which positions us to deliver for our investors in 2012 and beyond.”

First-quarter Highlights:

First-quarter operating earnings were $3.6 billion, up 1% from the first quarter of 2011 and operating EPS was $0.34, up 3% from $0.33 in the first quarter of last year.  GAAP earnings from continuing operations (attributable to GE) were $3.3 billion, down 4%, or $0.31 per share, flat from the prior year quarter.

Including the effects of discontinued operations, first-quarter net earnings attributable to GE were $3.0 billion ($0.29 per share attributable to common shareowners) in 2012 compared with $3.4 billion ($0.31 per share attributable to common shareowners) in the first quarter of 2011.  Discontinued Operations included $0.2 billion charge primarily related to our intent to exit our Irish mortgage platform in GE Capital.  We do not expect further charges related to this business post sale.   Positive items of $0.01 per share were offset by $0.01 per share of restructuring and other one-time charges.

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First-quarter revenues decreased 8% to $35.2 billion and were up 4% excluding NBCU revenues. Industrial sales of $23.7 billion increased 7% versus 2011.  GE Capital Corporation (GECC) revenues of $11.4 billion decreased 12% from last year.

Cash generated from GE Industrial operating activities in the first three months of 2012 totaled $2.1 billion, up 22% from $1.7 billion last year.

The accompanying tables include information integral to assessing the Company’s financial position, operating performance and cash flow.

GE will discuss preliminary first-quarter results on a Webcast at 8:30 a.m. ET today, available at www.ge.com/investor.  Related charts will be posted there prior to the call.

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About GE
GE (NYSE: GE) works on things that matter. The best people and the best technologies taking on the toughest challenges.  Finding solutions in energy, health and home, transportation and finance.  Building, powering, moving and curing the world.  Not just imagining.  Doing.  GE works.  For more information, visit the company's website at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in the European sovereign debt situation; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (Grey Zone); our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level; our plan to resume GECC dividends, which is subject to Federal Reserve review; our ability to convert customer wins (which represent pre-order commitments) into orders; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions, joint ventures and dispositions and our success in completing announced transactions and integrating acquired businesses; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Investor Contact:
Trevor Schauenberg, 203.373.2424 (office)
trevor.a.schauenberg@ge.com

Media Contact:
Deirdre Latour, 203.373.3061 (office)
203-383-0160 (cell)
deirdre.latour@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

							Financial
	Consolidated			GE(a)			Services (GECC)
Three months ended March 31	2012	2011	V%	2012	2011	V%	2012	2011	V%
Revenues
Sales of goods and services	$23,527	$21,991	7%	$23,687	$22,102	7%	$30	$42	(29)%
Other income	557	3,625		600	3,665		–	–
GECC earnings from continuing operations	–	–		1,792	1,790		–	–
GECC revenues from services	11,098	12,713		–	–		11,412	12,994
Total revenues	35,182	38,329	(8)%	26,079	27,557	(5)%	11,442	13,036	(12)%

Costs and expenses
Cost of sales, operating and administrative
expenses	26,298	25,223		22,037	20,228		4,621	5,293
Interest and other financial charges	3,358	3,796		315	355		3,196	3,584
Investment contracts, insurance losses and
insurance annuity benefits	737	736		–	–		771	769
Provision for losses on financing receivables	863	1,140		–	–		863	1,140
Total costs and expenses	31,256	30,895	1%	22,352	20,583	9%	9,451	10,786	(12)%

Earnings from continuing operations
before income taxes	3,926	7,434	(47)%	3,727	6,974	(47)%	1,991	2,250	(12)%
Benefit (provision) for income taxes	(637)	(3,942)		(450)	(3,513)		(187)	(429)
Earnings from continuing operations	3,289	3,492	(6)%	3,277	3,461	(5)%	1,804	1,821	(1)%
Earnings (loss) from discontinued
operations, net of taxes	(217)	35		(217)	35		(217)	35
Net earnings	3,072	3,527	(13)%	3,060	3,496	(12)%	1,587	1,856	(14)%
Less net earnings attributable to
noncontrolling interests	38	94		26	63		12	31
Net earnings attributable
to the Company	3,034	3,433	(12)%	3,034	3,433	(12)%	1,575	1,825	(14)%
Preferred stock dividends declared	–	(75)		–	(75)		–	–
Net earnings attributable to
GE common shareowners	$3,034	$3,358	(10)%	$3,034	$3,358	(10)%	$1,575	$1,825	(14)%

Amounts attributable to the Company:
Earnings from continuing operations	$3,251	$3,398	(4)%	$3,251	$3,398	(4)%	$1,792	$1,790	-%
Earnings (loss) from discontinued
operations, net of taxes	(217)	35		(217)	35		(217)	35
Net earnings attributable
to the Company	$3,034	$3,433	(12)%	$3,034	$3,433	(12)%	$1,575	$1,825	(14)%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.31	$0.31	-%
Basic earnings per share	$0.31	$0.31	-%

Per-share amounts - net earnings
Diluted earnings per share	$0.29	$0.31	(6)%
Basic earnings per share	$0.29	$0.32	(9)%

Total average equivalent shares
Diluted shares	10,611	10,641	-%
Basic shares	10,581	10,611	-%

Dividends declared per common share	$0.17	$0.14	21%

Amounts attributable to the Company:
Earnings from continuing operations	$3,251	$3,398	(4)%
Adjustment (net of tax): Non-operating
pension costs/(income)	336	163
Operating earnings (non-GAAP measure)	$3,587	$3,561	1%

Operating earnings – diluted earnings
per share	$0.34	$0.33	3%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2011 consolidated financial statements at www.ge.com/ar2011 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three months ended March 31
(Dollars in millions)	2012	2011	V%

Revenues
Energy Infrastructure	$11,168	$9,449	18%
Aviation	4,891	4,368	12%
Healthcare	4,300	4,090	5%
Transportation	1,270	903	41%
Home & Business Solutions	2,091	1,989	5%
Total industrial segment revenues	23,720	20,799	14%
GE Capital	11,442	13,036	(12)%
Total segment revenues	35,162	33,835	4%
Corporate items and eliminations(a)	20	4,494	U
Consolidated revenues from
continuing operations	$35,182	$38,329	(8)%

Segment profit(a)
Energy Infrastructure	$1,524	$1,381	10%
Aviation	862	841	2%
Healthcare	585	531	10%
Transportation	232	157	48%
Home & Business Solutions	66	74	(11)%
Total industrial segment profit	3,269	2,984	10%
GE Capital	1,792	1,790	-%
Total segment profit	5,061	4,774	6%

Corporate items and eliminations(a)	(1,045)	2,492	U
GE interest and other financial charges	(315)	(355)	11%
GE provision for income taxes	(450)	(3,513)	87%

Earnings from continuing operations
attributable to the Company	3,251	3,398	(4)%

Earnings (loss) from discontinued operations,
net of taxes, attributable to the Company	(217)	35	U

Consolidated net earnings attributable
to the Company	$3,034	$3,433	(12)%

(a)
Segment profit excludes results reported as discontinued operations, earnings attributable to noncontrolling interests of consolidated subsidiaries and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Energy Infrastructure, Aviation, Healthcare, Transportation and Home & Business Solutions; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital. Results of our run-off insurance operations previously reported in Corporate items and eliminations are now reported in GE Capital.

See accompanying notes.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three months ended March 31
(Dollars in millions)	2012	2011	V%

Energy Infrastructure

Revenues	$11,168	$9,449	18%

Segment profit	$1,524	$1,381	10%

Revenues
Energy	$8,042	$7,107	13%
Oil & Gas	3,416	2,558	34%

Segment profit
Energy	$1,182	$1,115	6%
Oil & Gas	400	306	31%

GE Capital

Revenues	$11,442	$13,036	(12)%

Segment profit	$1,792	$1,790	-%

Revenues
Commercial Lending and Leasing (CLL)	$4,442	$4,608	(4)%
Consumer	3,877	4,823	(20)%
Real Estate	836	907	(8)%
Energy Financial Services	239	345	(31)%
GE Capital Aviation Services (GECAS)	1,331	1,325	-%

Segment profit (loss)
CLL	$685	$554	24%
Consumer	829	1,241	(33)%
Real Estate	56	(358)	F
Energy Financial Services	71	112	(37)%
GECAS	318	306	4%

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GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position (unaudited)
					Financial
	Consolidated		GE(a)		Services (GECC)
(Dollars in billions)	3/31/12	12/31/11	3/31/12	12/31/11	3/31/12	12/31/11

Assets
Cash & marketable securities	$131.5	$131.9	$8.0	$8.4	$124.0	$124.1
Receivables	19.0	19.5	11.4	11.8	–	–
Inventories	15.2	13.8	15.2	13.7	–	0.1
Financing receivables - net	272.7	279.9	–	–	281.4	288.8
Property, plant & equipment - net	66.0	65.7	14.4	14.3	51.5	51.4
Investment in GECC	–	–	79.2	77.1	–	–
Goodwill & intangible assets	84.9	84.7	56.1	55.9	28.8	28.8
Other assets	116.5	119.3	37.2	36.7	85.8	88.9
Assets of businesses held for sale	0.6	0.7	–	–	0.6	0.7
Assets of discontinued operations	1.3	1.7	–	0.1	1.3	1.7

Total assets	$707.7	$717.2	$221.5	$218.0	$573.4	$584.5

Liabilities and equity
Borrowings and bank deposits	$442.8	$453.4	$11.7	$11.6	$431.9	$443.1
Investment contracts, insurance liabilities
and insurance annuity benefits	29.6	29.8	–	–	30.2	30.2
Other liabilities	112.0	114.0	88.7	88.8	29.8	31.6
Liabilities of businesses held for sale	0.3	0.3	–	–	0.3	0.3
Liabilities of discontinued operations	1.4	1.6	0.2	0.2	1.2	1.5
GE shareowners' equity	119.9	116.4	119.9	116.4	79.2	77.1
Noncontrolling interests	1.7	1.7	1.0	1.0	0.8	0.7

Total liabilities and equity	$707.7	$717.2	$221.5	$218.0	$573.4	$584.5

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Supplemental consolidating data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2011 consolidated financial statements at www.ge.com/ar2011 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to operating earnings, operating earnings per share (EPS), operating EPS excluding one-time items, Industrial segment organic revenue growth, cash generated from Industrial operating activities (Industrial CFOA), GE Capital segment profit excluding the impact of Garanti and revenues excluding NBCU. The reconciliations of these measures to the most comparable GAAP measures follow.

Operating Earnings, Operating Earnings Per Share and Operating EPS Excluding One-time Items

(Dollars in millions; except earnings per share)	Three Months Ended March 31
	2012	2011	V%

Earnings from continuing operations attributable to GE	$3,251	$3,398	(4)%
Adjustment (net of tax): non-operating pension costs/(income)	336	163
Operating earnings	$3,587	$3,561	1%

Earnings per share – diluted(a)
Continuing earnings per share	$0.31	$0.31	-%
Adjustment (net of tax): non-operating pension costs/(income)	0.03	0.02
Operating earnings per share	0.34	0.33	3%
Adjustments for one-time items (net of tax):
NBCU gain	-	(0.04)
Garanti gain	-	(0.03)
Other gains	(0.01)	-
Restructuring and other charges	0.01	0.03
Operating EPS excluding one-time items	$0.34	$0.29	17%

(a)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost and prior service cost components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that excluding one-time items from the operating earnings measure provides investors with a meaningful measure because it increases the comparability of period-to-period results. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

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Industrial Segment Organic Revenue Growth
	Three months ended March 31
(Dollars in millions)	2012	2011	V%

Segment revenues:
Energy Infrastructure	$11,168	$9,449
Aviation	4,891	4,368
Healthcare	4,300	4,090
Transportation	1,270	903
Home & Business Solutions	2,091	1,989
Industrial segment revenues	23,720	20,799	14%
Less the effects of:
Acquisitions, business dispositions (other than dispositions of business acquired
for investment) and currency exchange rates	1,210	508
Industrial segment revenues excluding effects of acquisitions, business dispositions
(other than dispositions of businesses acquired for investment) and currency
exchange rates (Industrial segment organic revenues)	$22,510	$20,291	11%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates.  We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends.  We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies.  Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

Industrial CFOA
	Three months ended March 31
(Dollars in millions)	2012	2011	V%

Cash from GE's operating activities as reported	$2,059	$1,684	22%
Less: dividends from GECC	-	-
Cash from GE's operating activities excluding dividends
from GECC (Industrial CFOA)	$2,059	$1,684	22%

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We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECC. This includes the effects of intercompany transactions, including GE customer receivables sold to GECC; GECC services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECC; information technology (IT) and other services sold to GECC by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECC from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECC dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the Financial Services (GECC) cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.

GE Capital Segment Profit Excluding the Impact of Garanti
	Three months ended March 31
(Dollars in millions)	2012	2011	V%

GE Capital segment profit	$1,792	$1,790	-%
Less: Garanti gain	-	317
Less: Garanti operations	-	64
GE Capital segment profit excluding the impact of Garanti	$1,792	$1,409	27%

During the first quarter of 2011, we recognized a gain on sale of a substantial portion of our Garanti Bank (Garanti) equity investment.  We have provided the GE Capital segment earnings excluding the impact of Garanti, as the volatility related to Garanti can obscure underlying trends.  We believe that this measure, considered along with the corresponding GAAP measure of GE Capital segment earnings provides management and investors with additional information that is useful in assessing period-to-period performance trends.

Revenues Excluding NBCU
	Three months ended March 31
(Dollars in millions)	2012	2011	V%

Revenues as reported	$35,182	$38,329	(8)%
Less: NBCU-related revenue	187	4,800
Revenues excluding NBCU	$34,995	$33,529	4%

During the first quarter of 2011, we transferred the assets of the NBCU business and Comcast Corporation transferred certain of its assets to a newly formed entity, in which we now hold a 49% interest.  Consolidated revenues include revenues from NBCU operations prior to this transfer, the transaction related gain and earnings from our 49% equity interest subsequent to the transaction. We have provided the percentage of revenue growth excluding the impact of NBCU, as the volatility related to NBCU revenues can obscure underlying trends.  We believe that this measure, considered along with the corresponding GAAP measure of consolidated revenues, provides management and investors with additional information that is useful in assessing period-to-period performance trends.

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